UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2014

MAMAMANCINI’S HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-28629	27-0607116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    25 Branca Road

East Rutherford, NJ 07073

    (Address of Principal Executive Offices)

(201) 531-1212

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreements

Effective January 3, 2014, MamaMancini’s Inc. (“Mama’s”) a Delaware corporation and wholly owned subsidiary of MamaMancini’s Holdings, Inc. (the “Company”), entered into a Sale and Security Agreement (the “Sale and Security Agreement”) with Faunus Group International, Inc. (“FGI”) to provide for a $1.5 million secured demand credit facility backed by its receivables and inventory (the “FGI Facility”). The Sale and Security Agreement has an initial three (3) year term (the “Original Term”) and shall be extended automatically for an additional one (1) year for each succeeding term unless written notice of termination is given by either party at least sixty (60) days prior to the end of the Original Term or any extension thereof. The Company and certain of its affiliates also entered into guarantees to guarantee the performance of the obligations under the Sale and Security Agreement (the “Guaranty Agreements”). Mama’s also granted FGI a security interest in and lien upon all of Mama’s right, title and interest in and to all of Mama’s Collateral (as defined in the Sale and Security Agreement). On January 3, 2014, FGI advanced $206,479.75 of the FGI Facility to be used for working capital purposes.

Pursuant to the FGI Facility, FGI can elect to purchase eligible accounts receivables (“Purchased Accounts”) up to 70% of the value of such receivables (retaining a 30% reserve). At FGI’s election, FGI may advance Mama’s up to 70% of the value of any Purchased Accounts, subject to the FGI Facility. Reserves retained by FGI on any Purchased Accounts are expected to be refunded to Mama’s net of interest and fees on advances once the receivables are collected from customers. The interest rate on advances or borrowings under the FGI Facility will be the greater of (i) 6.75% per annum and (ii) 2.50% above the rate of interest designated by FGI as its selected “Prime Rate” or “Base Rate’, as the case may be (which as of the date hereof is based upon the Wall Street Journal, Money Rates Section). Any advances or borrowings under the FGI Facility are due on demand.

Mama’s also agreed to pay to FGI monthly collateral management fees of 0.42% of the average monthly balance of Purchased Accounts. Additionally, Mama’s paid FGI a one-time facility fee equal to 1% of the FGI Facility upon entry into the Sale and Security Agreement.

The Sale and Security Agreement includes customary representations and warranties and default provisions for transactions of this type.

The foregoing description of the material terms of the Sale and Security Agreement and Guaranty Agreements is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this current report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Sale of Accounts and Security Agreement, between Faunus Group International, Inc. and MamaMancini’s Inc.

10.2	Agreement of Guaranty, between Faunus Group International, Inc. and MamaMancini’s Holdings, Inc.

10.3	Agreement of Guaranty, between Faunus Group International, Inc. and MamaMancini’s Holdings, LLC.

10.4	Agreement of Guaranty, between Faunus Group International, Inc. and Joseph Epstein Food Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.

Date: January 10, 2014	By:	/s/ Carl Wolf
	Name:	Carl Wolf
	Title:	Chief Executive Officer